SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                April 15, 2002
               -------------------------------------------------
               (Date of Report) (Date of earliest event reported)

                                PIPELINE DATA INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                            Registration No. 333-79831

       DELAWARE                                   11-1717709
      ---------------                         -------------------
      (State or other                             (IRS Employer
      jurisdiction of                          Identification No.)
       incorporation)

         250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530
        -----------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code: (914) 725-7028
       --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 1. Change in Control of Registrant

     (a) On March 19, 2002, the Registrant acquired all the capital stock of SecurePay, Inc., a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay, Inc.. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

(b) There are no arrangements by which a change in control will occur in the future.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 10, 2002, as to (a) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (b) each of our directors, (c) all our directors, executive officers as a group.

     Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

     Percentage of shares beneficially owned is based on 10,986,890 shares of our common stock outstanding as of April 10, 2002.

                               Shares Beneficially     Percentage Beneficially
   Name                             Owned                    Owned
--------------------            ------------------     -----------------------

Jack Rubinstein(1)                     908,750                8.3%
Chairman of the Board
250 East Hartsdale Avenue
Suite 21
Hartsdale, NY 10530

MacAllister Smith(2)                    749,496                6.8%
President and CEO
And Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings(2)                      4,118,545              37.5%
1599 Washington Street
Braintree, Massachusetts 02184

Gilbert Anthony Reynolds               1,100,000                10%
Chief Technology Officer
13339 North Central
Expressway Suite 100
Dallas, Texas.

Paul Chiumento                         1,100,000                10%
58 Delwyn Barnes Drive
Whitinsville, MA 01588

Unifund Financial Group, Inc.(3)         689,800               6.3%
Attributable to R. Scott Barter
575 Madison Avenue
New York, NY 10022

R. Scott Barter  (3)                     209,400                2.0%
575 Madison Avenue
New York, NY 10022

Kent Stiritz                              184,200               1.7%
1599 Washington Street
Braintree, Massachusetts 02184

Chris Swift                               247,750                2.3%
1599 Washington Street
Braintree, Massachusetts 02184

(1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. In consideration for the loan, Mr. Rubinstein received warrants to purchase 100,000 shares of our common stock for the current market price of $0.35 per share.

(2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein.

(3) This entity is controlled by Mr. Barter and its share ownership in us is attributed to him. Mr. Barter resigned as our director on February 28, 2001. The referenced amount does not include options to purchase shares of our common stock at the market price $0.35 per share issued after the end of the 2001 fiscal year on February 28, 2002.

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (2 persons)

Item 2. Acquisition of Capital Stock

     On March 19, 2002, the Registrant acquired all the capital stock of SecurePay, Inc., a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay, Inc.. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

Overview

1.   Principal products or services and their markets;

Pipeline Data

     While Pipeline Data intends to become an on-line direct marketing agent and referral site, the market study updated for us by Rainbow Media in 2000 reported consolidations and weakness in the Medical Internet sector. They presented a negative view of the potential for success in this market. However, they reported that the provisions of data to the public vis-a-vis the Internet has good business potential. We will continue to execute our business plan to be a pipeline of data to the public. We believe that our acquisition of SecurePay as our wholly owned subsidiary transitions our business plan from solely that of an information outsource service provider in the healthcare industry to an information and money transactions platform for government and merchant Internet users.

Our Subsidiary SecurePay

     Our subsidiary, SecurePay Corporation, is an integrated provider of transaction processing services, gateway services, related software application products and value added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB, and also provides access to debit card processing and check verification services. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers.

Merchant Services Provided By SecurePay

Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards originating from wireless devices and the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or via the Internet and enters the dollar amount of the purchase. After capturing the data, the POS terminal transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. The file is maintained by SecurePay in its database to allow it to run its proprietary fraud detection software program against each of the day's transactions processed via the SecurePay Host and to provide customized reporting applications. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.


Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and ISO's serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

     SecurePay currently offers a variety of products and services, each with a differing application, including the following:

Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual terminal is the only virtual terminal that allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system
(AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL.

Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated to a proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with any Web site. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons, and allowance of order viewing summaries by date or order detail via quick link technologies.

Gateway

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports five different program interfaces, allowing flexibility to programmers who wish to create their own custom applications.
SecurePay's largest competitor, Verisign, by contrast, only supports one interface.

Palm VII PDA Devices

     SecurePay has developed a proprietary payment application utilizing Palm OS and Windows CE to allow the acceptance of card payment over a wireless Internet connected PDA device. In addition to the many third-party applications available, the SecurePDA applications provide functionality and value added features that previously were the domain of only the largest companies. The SecurePDA application features include: store and forward, signature capture, error correction, full reporting and customizable data fields and a price point less than any other wireless device on the market. The company has further enhanced the Palm VII by adding Global Positioning System (GPS) technologies to allow location information to be relayed through the SecurePay Host to dispatch offices. SecurePay currently is under contract to deploy five-hundred GPS enabled payment devices to a large independent cab company where the product is being beta tested for national distribution. The wireless solution enables it to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

Cellular Digit Packet Data

     The use of Cellular Digit Packet Data (CDPD) and WAP servers allows SecurePay to process transactions utilizing cellular airwaves and cell phones, as opposed to traditional phone lines, enabling wireless transaction authorization and processing. CDPD enables transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affording merchants increased flexibility, mobility and security in processing card transactions. Further, CDPD will allow merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions.

Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. Another illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policy- holders for the purchase by such policyholders of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

Risk Factors

Certain Risks Associated with the Business of the Company
---------------------------------------------------------

     In addition to the risks and other considerations discussed elsewhere in this report, set forth below is a discussion of certain risk factors relating to our business and operations. These risk factors are drafted in "Plain English" format in accordance with Rule 421 of the Securities Act. Accordingly, references to "we" and "our" refer to Pipeline and its subsidiaries.

Our Dependence upon VISA and MasterCard Registration
and Financial Institution Sponsors
----------------------------------

     We must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a certified processor and our status as a member service provider are dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a certified processor or our status as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations. See "Business--Merchant Accounting and Clearing Bank Relationships."


Increased   Consolidation  in  the  Marketplace  Has  an  Impact  on  Price  and
Availability of Acquisition, Joint Venture and Alliance Opportunities
---------------------------------------------------------------------

     Historically, growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

We May Be Unable to Accurately Analyze Risks Associated with Purchased Merchant Portfolios, Joint Ventures or Business Combinations
---------------------------------------------------

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

We May Experience Higher than Anticipated Costs and Expenses in the Event of Delays in the Conversion of Merchant Portfolios to Our Network
--------------------------------------------------------------

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.

     Until we convert each newly-purchased merchant to the our Network and our merchant accounting processors. we do not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture; . we have little, if any, control over the performance of the other networks and processors; . we typically are not able to apply fully our risk management and fraud avoidance practices to these merchants; and . we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

Our Acquisition Strategy Will Require Substantial
Capital Resources and Additional Indebtedness

     Our acquisition strategy will require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.

The Success of Our Joint Ventures Is Dependent Upon the Continued Cooperation of Our Joint Venture Partners

     We cannot give any assurance that our relationship with any joint venture partner will continue to be cooperative and, accordingly, there can be no assurance that we will realize the anticipated economic benefits from the joint ventures. Further, the management and provision of processing services to each of the joint ventures imposes increased administrative, managerial and technological demands on our infrastructure and related systems, and there can be no assurance that we will meet successfully such material demands and requirements.

     Joint ventures imposes upon us certain standards with respect to the performance of our processing services. Joint ventures determine the number of merchant locations that we serve and the aggregate sales volume that we process. This type of decrease could have a material adverse effect on our financial condition and results of operations.

High Levels of Competition May Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations

     The credit, charge and debit card transaction processing services business is highly competitive. The level of competition has increased significantly in recent years and we expect this trend to continue. Several of our competitors and potential competitors have greater financial, technological, marketing and personnel resources, and we are uncertain whether we will continue to be able to compete successfully with such entities. In addition, our profit margins could decline because of competitive pricing pressures that may have a material adverse effect on our business, financial condition and results of operations.

Continued Consolidation in the credit card Industry May Adversely Affect Our Marketing Channels

Increased Merchant Attrition May Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.

Increases in Interchange Rates May Adversely Affect Our Profitability

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.

Increases in Chargebacks May Adversely Affect Our Profitability

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

..  nonreceipt of merchandise or services;

..  unauthorized use of a credit card; and

..  quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.

We Bear the Risk of Fraud  Committed by Our Merchant  Customers
---------------------------------------------------------------

     We bear the risk of losses caused by fraudulent credit card transactions initiated by our merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits.

     We monitor merchant transactions against a series of standards developed to detect merchant fraud. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.

We May Become  Subject  to Certain  State  Taxes That  Currently
Are Not Passed through to Our Merchants
---------------------------------------

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.


We Must  Continue to Update and Develop  Technological
Capabilities and New  Products  in Order to  Compete
-----------------------------------------------------

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

Future Sales of Our Common Stock Could Cause the Price of Our Shares to Decline
-------------------------------------------------------------------------------

There may be and significant volatility in the market for the common stock, based on a variety of factors, including the following:
.. future announcements concerning us or our competitors;
.. changes in quarterly  operating  results;
.. the gain or loss of significant  contracts;
.. the entry of new competitors into our  markets;
.. changes  in  management;
.. announcements  of  technological innovations  or new  products
  by us or our  competitors;   and other  events and circumstances
  some of which are beyond our control.



Intense competition in the wireline and broadband, merchant and wireless markets could prevent us from increasing distribution of our services in those markets or cause us to lose market share.
--------------------------------

     Our current business model depends on distribution of our products and application services into the wireline and broadband, merchant and wireless markets, all of which are extremely competitive and rapidly changing.

     Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.

We could be subject to liability due to security risks both to users of our merchant services and to the uninterrupted operation of our systems.
--------------------------------------------------------------------

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

     We rely on the Internet infrastructure, and its continued commercial viability, over which we have no control and the failure of which could substantially undermine our business strategy.
----------------------------------------------

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce our business could suffer.

Consolidation in our industry could lead to increased
competition and loss of customers.
---------------------------------

     The Internet industry has experienced substantial consolidation.. We expect this consolidation to continue. These acquisitions could adversely affect our business and results of operations in a number of ways, including:

o companies from whom we acquire content could acquire or be acquired by one of our competitors.

o our customers could acquire or be acquired by one of our competitors and terminate their relationship with us; and

o our customers could merge with other customers, which could reduce the size of our customer base.

Properties

     Our systems and  operations at these  locations are vulnerable to damage or
interruption  from  fire,  flood,   power  loss,   telecommunications   failure,
break-ins, earthquake and similar events.

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

Distribution methods of the products or services;

Our data base Website:

We intend for our method of  distribution  to be the Internet.

Our subsidiary:

Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, SecurePay markets its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets;
(ii)  partnering  with  ISO's  that  market  and sell  SecurePay's  services  to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO partnering channels. In addition, SecurePay engages in marketing efforts that include marketing agreements with various trade and other associations and marketing through VAR's that integrate its transaction processing services with specialized business management software. While no assurances can be given, SecurePay's ability to market its services through ISO's and to increase its ISO partnering presence will be expanded greatly as a result of pending Concord EFS (NASDAQ:CEFT) marketing agreements which we believe will add over one-thousand sales agents representing SecurePay wireless devices.

Bank Alliances

     SecurePay's marketing efforts are directed at forming bank alliances. Through these relationships, it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets. SecurePay's bank alliances consist of three types of relationships: (i) relationships created as a result of SecurePay's acquisition of a bank's merchant portfolio, pursuant to which it provides transaction processing services on a co-branded basis with such bank ("Acquisition Alliances"); (ii) agent bank relationships where the bank purchases its services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships where the bank refers to SecurePay merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances"). These include for example, the Bridgeview Bank and Trust agreement, with its one-hundred active outside sales agents, as well as multiple branch offices that offer SecurePay products.

Acquisition Alliances

     An integral part of SecurePay's overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant gateway portfolios to the it, while continuing to offer transaction processing services on a co-branded basis in cooperation with SecurePayt. SecurePay can often effect an invisible transition of services from the merchants' perspective. To further ease the transition process and to assist its Acquisition Alliance partners, SecurePay has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of SecurePay's transaction processing services, software application products and value-added services.

     SecurePay compensates its Bank Alliance Partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by SecurePay for merchants attributable to the alliance. SecurePay compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated by it, rather, they derive revenue by reselling SecurePay's services to merchants at a price determined by the Agent Bank.

ISO Partnering

     Generally, ISO partnering involves engaging an ISO to market and sell SecurePay's products and services on a non-exclusive basis. An ISO that desires to refer a merchant customer to SecurePay will procure the merchant and submit it to SecurePay on the merchant's behalf. Thereafter, the ISO will sell or lease hardware and software to the merchant. SecurePay compensates ISO's by paying them a residual for each transaction processed by it for merchants referred to SecurePay by them, or they derive revenue by reselling its services to merchants at a price determined by the ISO. The ISO's determination of whether to refer a particular merchant to SecurePay depends on a variety of factors, including the terms of the residual offered by SecurePay and the industry in which the merchant conducts its business. SecurePay currently has fifteen ISO reseller agreements in place.

Direct Sales

     SecurePay continues to expand its direct sales activities. SecurePay intends to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISO's and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and ISO partnering efforts.


Other Marketing Efforts

     In addition to bank alliances, ISO partnering and direct sales and telemarketing, SecurePay engages in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

Association Marketing

     Through its association marketing program, SecurePay negotiates and enters into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services provided by SecurePay, creating additional opportunities for SecurePay to reach small-to-medium sized merchants.

Marketing Through VAR's and Strategic Partners

     SecurePay's marketing efforts are diversified further through the integration of its transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for SecurePay since their software often is offered on a fully-integrated basis with SecurePay's transaction processing services, creating additional opportunities for the Company to reach small-to-medium sized merchants. SecurePay has fifteen shopping cart VAR's, and numerous ISP's (Internet Service Providers). SecurePay is a Strategic Partner of Palm, Inc. providing it with highly specialized integrated payment solutions.

     SecurePay periodically reviews its marketing efforts and distribution channels to minimize channel conflict. Although channel conflict among bank alliances, ISO partnering and direct sales marketing may occur, to date SecurePay has not experienced any significant conflict while pursuing its overall sales strategy.

Customer Service And Support

     SecurePay is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     SecurePay plans to maintain a 24-hour-a-day, seven-day-a-week help line at its operations center in Dallas, Texas. SecurePay will measures the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. SecurePay will develop comprehensive programs and procedures for training its customer service representatives to assist SecurePay's merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services. 4. Competitive business conditions and the small business issuer's competitive position in the industry and methods of competition;

Our Pipeline Data Base Web-site:

     The market for healthcare information services is intensely competitive, rapidly evolving and subject to rapid technological change. Many of our competitors have greater financial, technical, product development, marketing and other resources than we have. These organizations may be better known and have more customers than us. We may be unable to compete successfully against these organizations. We have many competitors, including:

o healthcare information software vendors, including McKesson HBOC and Shared Medical Systems Corporation;

o    healthcare   electronic  data   interchange   companies,   including  ENVOY
     Corporation and National Data Corporation;

o    large  information  technology  consulting  service  providers,   including
     Andersen Consulting, International Business Machines Corporation.

     We will also compete for subscribers, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

o online services or web sites targeted to the healthcare industry and healthcare consumers generally, including medscape.com, pol.net, ivillage.com, medcareonline.com, mediconsult.com, betterhealth.com, drkoop.com, onhealth.com, healthcentral.com, and thriveonline.com;

o publishers and distributors of traditional offline media, including those targeted to healthcare professionals, many of which have established or may establish web sites;

o general purpose consumer online services and portals which provide access to healthcare-related content and services;

o public sector and non-profit web sites that provide healthcare information without advertising or commercial sponsorships;

o vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging; and

o    web search and retrieval services and other high-traffic web sites.

Our Subsidiary SecurePay:

     The market for providing gateway, credit, charge and debit card transaction services to the small-to-medium sized merchant segment served by SecurePay is highly competitive. SecurePay competes in this market segment on the basis of price, the availability of related products and services, the quality of customer service and support, and transaction processing speed, quality and reliability. SecurePay's principal competitors in this market segment include other smaller vertically integrated processors or gateway company ISO's such as Authorized Net and Cybercash.

     As a result of its experience in payment processing, SecurePay has been able to develop operating efficiencies which SecurePay believes allow it to competitively bid for new business. In addition, SecurePay has continually made technological improvements and is thus able to respond to the unique needs of merchants in various industries. Management believes that the quality, speed and reliability of the SecurePay Host and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.


Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

Pipeline:

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts. In November, 2000, we loaned $200,000 to Accu-Search, Inc. as evidenced by a Note Receivable which is due on May 31, 2001 with interest at 12% per annum. In consideration for the Note, Accu-Search, Inc. granted our company a perpetual license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2002, the balance of principal and interest due aggregated $230,000. We agreed to settle this balance due as follows. We shall convert the $228,000 into preferred stock of Accu-Search. They will also pay an upfront payment of $4,000 in cash. In addition, Accu-Search pay our company 3% interest quarterly equally $6,840, per quarter and will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts are being finalized and it is expected that this transaction should be signed and monies delivered on or about April 30th. We believe this access could prove helpful to the business of our subsidiary, SecurePay.

Our Subsidiary SecurePay:

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

 Pipeline:

     As of the date of this filing, we had one full-time employee and three part-time employees. Our employees are not represented by any labor union, and we consider our relationship with them to be good. (c) Reports to security holders.

Our Subsidiary SecurePay:

SecurePay has 12 employees.

     As a reporting company, we are required to file annual and quarterly reports, proxy and information statements, and other information regarding our company with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC at (http://www.sec.gov).

Properties.

     Our principal place of business is at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York, in space provided to us by Mr. Jack Rubinstein, our President, pursuant to a tenancy at will, for which we pay $500 per month plus associated expenses. We believe that we could readily secure office space in the future should we need to, although we would be required to pay prevailing rental rates.

     The offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA and at 8 Dartmouth Street, Humarock, MA. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its website is located at http://www.securepay.com.

Legal Proceedings.

Pipeline:

     The are no material legal proceedings pending or, to our knowledge, threatened against us.

Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against Securepay. The outstanding lawsuit is an industry wide suit against numerous defendants based on intellectual property infringement. Securepay views this suit to be without merit.

     Our officers and directors and further information concerning them are as follows:

                          Age               Position
                          ---               -------------------
Jack Rubinstein            51               Chairman of the Board
MacAllister Smith          39               President, Chief Executive
                                                Officer and Director
Anthony Reynolds           43              Chief Technology Officer of Pipeline

     Our president, Jack Rubinstein has held office since inception. Mr. Richard Cohen, former president and treasurer, held office since January 2, 2001 and resigned his position as of October 18, 2001. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein will remain as Chairman of the Board of Pipeline Data. MacAllister Smith has become our president, chief executive officer and director. Pusuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Anthony Reynolds will become our chief technology officer. Ms. Maureen Bell will become the chief operating officer of our subsidiary SecurePay.

     Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company.

Jack Rubinstein, Chairman of the Board

     Mr. Rubinstein, age 51, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

MacAllister Smith, 39, President, Chief Executive Officer and Director

     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems, (employed from 1996 to 1998), (NYSE:NIS), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc., (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Anthony Reynolds, 43, Chief Technology Officer

     Mr. Reynolds has over five years of experience in the payment processing and gateway industry. He has extensive experience working with Internet related companies and has hosted and produced a nationally syndicated radio show on various Internet concepts. He was responsible for overall operational control of ten Toy's "R" Us retail outlets with sales in excess of $80 million annually, (employed from 1982 - 1985) and worked to develop and integrate their initial e-commerce campaign. Additional duties have included serving as Chief Technical Officer for Ipubco, (employed from 1995-2000) an Internet based publishing company. Mr. Reynolds holds certificates from Richmond College in telecommunications, computer programming, land technologies, data communications and satellite communications.

Board Composition

     We currently have two directors. Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

     Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company . Pusuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Anthony Reynolds will become our chief technology officer. Ms. Maureen Bell will become the chief operating officer of our subsidiary SecurePay.: November 30, 2000

Board Compensation

     We do not currently provide our directors with cash compensation for their services as members of the board of directors. Members of the board are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Board Committees

     Our board of directors has established an audit committee and a compensation committee. The audit committee meets with our independent auditors at least annually to review the results of the annual audit. The audit committee also recommends to the board the independent auditors to be retained and reviews the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with the audit and financial controls. The compensation committee makes recommendations to the board regarding stock option plans and the compensation of officers. The audit committee is composed of two independent directors Hyo-Sung Choi, Jae-Eun Pie and Dong-Ryul Lee. The Option and Compensation Committee is composed of Paul Robert Lambert, Chief Executive Officer and Sea-Hyoung Oh, President.

Executive Compensation

     The following table sets forth information concerning compensation for services rendered to eWeb21 Corp. (previously known as D-Lanz Development Group, Inc., and to eWeb21, Inc., its wholly-owned Korean subsidiary, in the fiscal year ended December 31, 1999 by its President and by its executive officers who earned $100,000 or more. Compensation was received by and for services rendered to eWeb21, Inc. No compensation was paid in the fiscal 1999 to those persons who were, during this period, the executive officers of eWeb21 Corp. No other officers of eWeb21, Inc. earned $100,000 or more in combined salary and bonus in fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation


                                                    Restricted  Securities
Name and                            Other Annual    Stock       Underlying   LTIP       All
Principal        Salary    Bonus    Compensation    Award(s)    Options      Payout     Other
Position         ($)       ($)      ($)             ($)         /SARs (#)    ($)        Compensation
----------       ----      ------   ----------     ---------   ----------   -------    -------------

Jack
Rubinstein(1)   -0-         -0-         -0-         160,000     350,000       -0-         -0-
Board
Chairman

MacAllister      to be determined, presently  -0-      -0-      350,000       -0-         -0-
Smith

     No Board of Directors' fees have been paid.

(1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share.

(2) On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Mr. Smith's compensation has not yet been determined. Presently, he is not drawing a salary

Additional Employee Benefits

     Employees are provided health insurance.

2.   Exhibits

(a)  The following exhibits are included as part of this report:

EXHIBIT
NUMBER DESCRIPTION LOCATION


(10) Material Agreements

(10)(i) Acquisition Agreement by and among Pipeline Data Inc., SecurePay Corporation and its shareholders dated March 15, 2002 and effective as of March 19, 2002.

(10)(ii) Form of Lock-Up Agreement dated March 15, 2002 and effective of March 19, 2002

(10)(iii) Form of Registration Rights Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Date: April 15,  2002

                              Pipeline Data, Inc.

                              By:/s/ MacAllister Smith
                              -----------------------
                              MacAllister Smith
                              Chief Executive Officer